As filed with the Securities and Exchange Commission on January 6, 2009
Registration No. 333-54958

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Zila, Inc.
(Exact name of registrant as specified in its charter)

Delaware	86-0619668
(State or other jurisdiction	(I.R.S. Employer
incorporation or organization)	Identification No.)
16430 N. Scottsdale Road, Suite 450, Scottsdale, AZ 85254
(Address, Including Zip Code, of Principal Executive Offices)
Employee Stock Purchase Plan
(Full title of the plan)
David R. Bethune
Chief Executive Officer
Zila, Inc.
16430 N. Scottsdale Road, Suite 450
Scottsdale, Arizona 85254
(602) 266-6700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Michael M. Donahey
Snell & Wilmer L.L.P.
One Arizona Center
Phoenix, Arizona 85004-2202
(602) 382-6381
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

SIGNATURES

TERMINATION OF REGISTRATION
     This Post-Effective Amendment relates to the Registration Statement on Form S-8 (Registration Statement No. 333-54958) filed on February 5, 2001, pertaining to the Common Stock of Zila, Inc. (the “Company”) to be offered under the Zila, Inc. Employee Stock Purchase Plan (the “Plan”). On December 11, 2008, the Board of Directors of the Company approved the termination of the Plan effective December 31, 2008. Accordingly, the Company has terminated the offering of the Company’s Common Stock pursuant to the registration statement. In accordance with an undertaking made by the Company in the registration statement to remove, by means of a Post-Effective Amendment, any of the securities that have been registered that remain unsold at the termination of the offering, the Company hereby removes and withdraws from registration all securities registered pursuant to this registration statement that remain unsold.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on January 5, 2009.

ZILA, INC.
By:	/s/ David R. Bethune
David R. Bethune
Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David R. Bethune David R. Bethune	Chairman and Chief Executive Officer (Principal Executive Officer)	January 5, 2009

/s/ J. Steven Garrett J. Steven Garrett	Director	January 5, 2009

/s/ Leslie H. Green Leslie H. Green	Director	January 5, 2009

/s/ O.B. Parrish O.B. Parrish	Director	January 5, 2009

/s/ George J. Vuturo George J. Vuturo	Director	January 5, 2009

/s/ Wade F. Brooksby Wade F. Brooksby	Director	January 5, 2009

/s/ Diane E. Klein Diane E. Klein	Vice President — Finance and Treasurer (Principal Financial and Accounting Officer)	January 5, 2009